Exhibit 99.2

Press Release For Immediate Release	Contact: Christopher D. Myers President and Chief Executive Officer (909) 980-4030

CVB Financial Corp. to Present with Sidoti & Co. LLC

Ontario, CA, December 4, 2012—Chris Myers, President and Chief Executive Officer, of CVB Financial Corp, will make one-on-one presentations to investors with Sidoti & Co. LLC on December 6,, 2012 in New York City.

CVB Financial Corp. is the holding company for Citizens Business Bank, a $6.3 billion financial services company based in Ontario, California. Citizens Business Bank serves 40 cities with 41 business financial centers, five commercial banking centers and two CitizensTrust offices serving the Inland Empire, Los Angeles County, Orange County and the Central Valley areas of California.

Shares of CVB Financial Corp. common stock are listed on the NASDAQ under the ticker symbol of CVBF. For investor information on CVB Financial Corp., visit our Citizens Business Bank website at www.cbbank.com and click on the CVB Investor tab.

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